Exhibit 99.1

FOR IMMEDIATE RELEASE

SABINE OIL & GAS ANNOUNCES DELAYED FILING OF FORM 10-K

HIRES ADVISORS TO EXPLORE STRATEGIC ALTERNATIVES

HOUSTON, Texas - March 16, 2015 /PRNewswire/ — Sabine Oil & Gas Corporation (OTCQB:SOGC)(“Sabine”) announced today that it will not timely file its Annual Report on Form 10-K, but expects to file by March 31, 2015.  Sabine does not intend to host a conference call in connection with the release of its fourth quarter and full year 2014 financial and operating results.

In addition, Sabine announced that it has retained financial advisors Lazard and legal advisors Kirkland & Ellis LLP to advise management and the board of directors on strategic alternatives related to its capital structure.

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Sabine is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States. Sabine’s current operations are principally located in the Cotton Valley Sand and Haynesville Shale in East Texas, the Eagle Ford Shale in South Texas, the Granite Wash in the Texas Panhandle and the North Louisiana Haynesville.  For more information, please visit www.sabineoil.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of the U.S. Private Litigation Securities Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements about acquisitions, divestitures and trades, potential strategic alliances, the availability of capital, and the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including the company’s drilling program, production, hedging activities, capital expenditure levels and other guidance that may be included in this press release. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the company’s financial performance and results, availability of sufficient cash flow to execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves, the ability to access the capital markets and finance operations, including capital expenditures, risk relating to our combination with Forest Oil Corporation, including our ability to integrate the operations of the two companies and litigation related to the combination, and other important factors that could cause actual results to differ materially from those projected as described in the company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: Sabine Oil & Gas Corporation

Investors & Media:

Sabine Oil & Gas Corporation

Michael Magilton, SVP & CFO

832-242-9602